SCHEDULE 14A INFORMATION
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934
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☑ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14A-12
Chevron Corporation

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Notice of the 2007
Annual Meeting and the
2007 Proxy Statement

Notice of the 2007

Annual Meeting of Stockholders

Meeting Date:	April 25, 2007
Meeting Time:	8:00 a.m., PDT
Location:	Chevron Park Auditorium 6001 Bollinger Canyon Road San Ramon, California 94583-2324

Record Date:	March 12, 2007

Agenda

•	Elect 14 Directors

•	Ratify the appointment of the independent registered public accounting firm

•	Approve the amendment of the Company’s Restated Certificate of Incorporation to repeal the supermajority vote provisions

•	Take action on the stockholder proposals and

•	Transact any other business that may be properly brought before the Annual Meeting

Admission

All stockholders are invited to attend the Annual Meeting. To be admitted, you will need an admission ticket or proof of ownership of Chevron common stock with a form of photo identification.

We will hold the Annual Meeting at Chevron Park in San Ramon, California. Seating will be limited and on a first come basis. Please refer to page 5 of this Proxy Statement for information about attending the Annual Meeting.

Voting

Stockholders owning Chevron Stock at the close of business on March 12, 2007, or their legal proxy holders, are entitled to vote at the Annual Meeting. Please refer to page 3 of the proxy statement for an explanation of Chevron’s confidential voting procedures.

We are distributing this proxy statement, proxy form and Chevron’s 2006 Annual Report to stockholders on or about March 19, 2007.

By Order of the Board of Directors,

Lydia I. Beebe
Corporate Secretary

Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583-2324

March 19, 2007

2007 Proxy Statement

General Information

Your Board is providing you these proxy materials in connection with the solicitation of proxies to be voted at our 2007 Annual Meeting of Stockholders and at any postponement or adjournment of the Annual Meeting. In this proxy statement, Chevron is referred to as “we,” “our,” “the Company” or “the Corporation.”

APPOINTMENT OF PROXY HOLDERS

Your Board of Directors asks you to appoint David J. O’Reilly, Charles A. James and Lydia I. Beebe as your proxy holders to vote your shares at the Annual Meeting. You make this appointment by voting the enclosed proxy form using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this proxy statement. In the absence of your direction, they will vote your shares as recommended by your Board.

Unless you otherwise indicate on the proxy form or through the telephone or Internet voting procedures, you also authorize your proxy holders to vote your shares on any matters that are not known by your Board at the time this proxy statement was printed and that, under Chevron’s By-Laws, may be properly presented for action at the Annual Meeting.

VOTING

Your Board strongly encourages you to exercise your right to vote. Your vote is important. Voting early helps ensure that Chevron receives a quorum of shares necessary to hold the Annual Meeting. Many stockholders do not vote, so the stockholders who do vote influence the outcome of the election in greater proportion than their percentage ownership of Chevron. Please vote.

Stockholders of record (you own shares in your own name) can vote by telephone, on the Internet or by mail as described below. Street name stockholders (you own shares in the name of a bank, broker or other holder of record) should refer to the proxy form or the information you receive from the record holder to see the voting methods available to you. We encourage you to record your vote on the Internet. It is convenient, and it saves Chevron, your company, significant postage and processing costs. In addition, when you vote on the Internet or by the telephone prior to the meeting date, your vote is recorded immediately and there is no risk postal delays will cause your vote to arrive late and therefore not be counted.

The telephone and Internet voting procedures are designed to verify that you are a stockholder of record by use of a control number and to allow you to confirm that your voting instructions have been properly recorded. If you vote by telephone or on the Internet, you do not need to return your proxy form. Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., EDT, on April 24, 2007.

Voting by Telephone. You may vote by proxy by using the toll-free number listed on the proxy form. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

General Information (Continued)

Voting on the Internet. You may vote by proxy on the Internet. The Web site for Internet voting is www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.

Voting by Mail. You may vote by proxy by signing, dating and returning your proxy forms in the pre-addressed, postage-paid envelope provided.

Voting at the Annual Meeting. The method by which you vote your proxy form will not limit your right to vote at the Annual Meeting if you decide to attend in person. Your Board recommends that you vote using one of the other voting methods since it is not practical for most stockholders to attend the Annual Meeting. If you are a street name stockholder, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

Revoking Your Voting Instructions to Your Proxy Holders. If you are a stockholder of record and you vote by proxy using the mail, the telephone or the Internet, you may later revoke your proxy instructions by:

—	sending a written statement to that effect to the Corporate Secretary at the address listed on page 1 of this proxy statement

—	submitting a proxy form with a later date and signed as your name appears on the stock account

—	voting at a later time by telephone or the Internet or

—	voting in person at the Annual Meeting.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy instructions by informing the holder of record in accordance with that entity’s procedures.

VOTE REQUIRED AND METHOD OF COUNTING

At the close of business on the Record Date, there were X,XXX,XXX,XXX shares of Chevron Stock outstanding and entitled to vote at the Annual Meeting. Each outstanding share is entitled to one vote.

A quorum, which is a majority of the outstanding shares as of the Record Date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented at the meeting, either by the stockholders attending in person or by the proxy holders. If you indicate an abstention as your voting preference in all matters, your shares will be counted toward a quorum but will not be voted on any matter.

If you are a street name stockholder and don’t vote your shares, your broker can vote your shares at its discretion on any of the matters scheduled to come before the meeting, other than the stockholder proposals (Items X through X on the proxy form). If you don’t give your broker instructions on how to vote your shares on the stockholder proposals, your shares will not be voted on these matters and will be considered “broker non-votes.”

If you have shares in an employee benefits plan and do not vote those shares, your trustee will vote your shares in accordance with the terms of the plan.

The required vote and method of calculation for the various business matters to be considered at the Annual Meeting are as follows:

Item 1—Election of Directors

Each outstanding share of Chevron Stock is entitled to one vote for each of the 14 Director nominees. Each Director nominee who receives a majority of the votes cast (number of shares voted “for” a Director nominee must exceed the number of votes cast “against” that Director nominee, excluding abstentions) will be elected a Director, provided that if the number of Director nominees exceeds the number of

General Information (Continued)

Directors to be elected (a situation we do not anticipate), the Directors shall be elected by a plurality of the shares present in person or by proxy at any such meeting and entitled to vote on the election of Directors. If you do not wish your shares to be voted with respect to a particular Director nominee, you may so indicate in the “Abstain” space provided on the proxy form or abstain as prompted during the telephone or Internet voting instructions. Under the Corporation’s By-Laws, any current Director who receives more “against” votes than “for” votes must submit an offer of resignation to the Board Nominating and Governance Committee, which must consider all relevant facts, including the Director’s qualifications and past and expected future contributions, the overall composition of the Board and whether the Company would no longer meet regulatory requirements without the Director, and make a recommendation to the Board on what action to take with respect to the offer of resignation.

Item 2—Ratification of Independent Registered Public Accounting Firm is approved if the number of shares voted in favor exceeds the number of shares voted against.

Item 3—Approval of Amendment to the Company’s Restated Certificate of Incorporation to Repeal the Supermajority Vote Provisions is approved if 66 2/3 percent of the outstanding shares voted in favor.

Items 4 through 9—Stockholder Proposals

Each proposal is approved if the number of shares voted in favor exceeds the number of shares voted against, except for Item 8 which is approved if a majority of the shares outstanding vote in favor of the proposal.

Any shares not voted on any item (whether by abstention, broker non-vote or otherwise) will have no impact on that particular item.

CONFIDENTIAL VOTING

Chevron has a confidential voting policy to protect our stockholders’ voting privacy. Under this policy, ballots, proxy forms and voting instructions returned to brokerage firms, banks and other holders of record are kept confidential. Only the proxy solicitor, the proxy tabulator and the Inspector of Election have access to the ballots, proxy forms and voting instructions. Anyone who processes or inspects the ballots, proxy forms and voting instructions signs a pledge to treat them as confidential. None of these persons is a Chevron Director, officer or employee.

The proxy solicitor and the proxy tabulator will disclose information taken from the ballots, proxy forms and voting instructions only in the event of a proxy contest or as otherwise required by law.

METHOD AND COST OF SOLICITING AND TABULATING VOTES

Chevron has retained ADP Investor Communication Services to assist in distributing these proxy materials. Georgeson Inc. will act as our solicitor in soliciting votes at an estimated cost of $25,000 plus its reasonable out-of-pocket expenses. Chevron employees, personally, by telephone, by e-mail or otherwise, may solicit your proxy voting instructions without additional compensation.

Chevron will reimburse brokerage firms, banks and other holders of record for reasonable, out-of-pocket expenses for forwarding these proxy materials to you, according to certain regulatory fee schedules. We estimate that this reimbursement will cost Chevron more than $2 million. The actual amount will depend on variables such as the number of proxy packages mailed, the number of stockholders receiving electronic delivery and postage costs. See the “Electronic Access to Proxy Statement and Annual Report” below for information on how you can help reduce printing and mailing costs.

ADP Investor Communication Services will be the proxy tabulator and IVS Associates, Inc. will act as the Inspector of Election.

General Information (Continued)

HOUSEHOLDING INFORMATION

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Annual Report and proxy statement. This procedure will reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy forms. Householding will not affect your dividend check mailings.

If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement, we will promptly deliver it to you if you request it by writing to the Corporate Secretary at the address listed on page 1 of this proxy statement. If you or another stockholder of record with whom you share an address wish to receive a separate Annual Report or proxy statement in the future, you may telephone toll-free 1-800-542-1061 or write to ADP, Attention Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are a street name stockholder, you can request householding by contacting the holder of record.

ELECTRONIC ACCESS TO PROXY STATEMENT AND ANNUAL REPORT

The Notice of Annual Meeting and proxy statement and the 2006 Annual Report and Form 10-K are available on Chevron’s Web site at www.chevron.com.

Instead of receiving paper copies of the Annual Report and proxy statement in the mail, you can elect to receive an e-mail that will provide an electronic link to these documents. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business and also gives you an electronic link to the proxy voting site.

If you are a stockholder of record, you may vote on the Internet at www.proxyvote.com. You may also enroll in the electronic delivery service by going directly to www.icsdelivery.com/cvx. You may revoke your electronic delivery election at this site at any time and request a paper copy of the proxy statement and Annual Report.

If you are a street name stockholder, you may also have the opportunity to receive copies of the Annual Report and proxy statement electronically. Please check the information provided in the proxy materials mailed to you by the holder of record concerning the availability of this service.

STOCKHOLDER ACCOUNT MAINTENANCE

Our transfer agent is Mellon Investor Services. All communications concerning accounts of stockholders of record, including address changes, name changes, inquiries about the requirements to transfer shares and similar issues can be handled by calling the Chevron Stockholder Services’ toll-free number, 1-800-368-8357, or by contacting Mellon Investor Services through its Web site at www.melloninvestor.com.

In addition, you can access your account through Mellon Investor Services’ Web site. You can view your current balance, access your account history, sell shares held in the Chevron Investor Services Program and obtain current and historical stock prices. To access your account on the Internet, visit www.melloninvestor.com/isd and enter your Investor ID and your PIN. The Investor ID can be found on your account statement or dividend check stub.

OTHER MATTERS

Your Board does not know of any other matter that will be presented for consideration at the Annual Meeting. If any other matter does properly come before the Annual Meeting, your proxy holders will vote on it as they think best unless you direct otherwise in your proxy instruction.

Information About the Meeting

Only stockholders or their legal proxy holders are invited to attend the Annual Meeting. The meeting will be held at the Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California 94583-2324. An admission ticket, which is required for entry into the Annual Meeting, is attached to your proxy form if you are a stockholder of record. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it to the Annual Meeting.

If you are a street name stockholder and you plan to attend the Annual Meeting, you must present proof of your ownership of Chevron Stock, such as a bank or brokerage account statement, and a form of photo identification to receive an admission ticket and be admitted to the Annual Meeting. You can also obtain an admission ticket in advance by mailing a written request, along with proof of your ownership of Chevron Stock, to the Corporate Secretary at the address listed on page 1 of this proxy statement.

If you arrive at the meeting without an admission ticket, we will admit you if we are able to verify that you are a stockholder. If you are not a stockholder, you will be admitted only if you have a valid legal proxy.

We will have listening devices available at the Annual Meeting for stockholders with impaired hearing.

No cameras, recording equipment, electronic devices, including cell phones, large bags, briefcases or packages will be permitted in the Annual Meeting.

Election of Directors
(Item 1 on the proxy form)

Your Board is nominating 14 individuals for election as Directors. A report by the Board Nominating and Governance Committee beginning on page 13 of this proxy statement and the Corporate Governance Guidelines (available on the Chevron Web site at www.chevron.com and available in print upon request) describe the processes used to determine the qualifications and independence of each nominee and the effectiveness of the Board and its committees.

The persons named as proxy holders on the proxy form will vote your shares FOR the 14 nominees unless you abstain in the spaces provided on the proxy form or as prompted during the telephone or Internet voting instructions. Directors are elected annually and serve for a one-year term and until their successors are elected.

If any nominee is unable to serve as a Director, which we do not anticipate, the Board by resolution may reduce the number of Directors or choose a substitute.

The Chevron Board service described below includes service as a Director of either Chevron or Texaco, as applicable, before the merger of Chevron and Texaco.

NOMINEES FOR DIRECTORS

Your Board unanimously recommends a vote FOR each of these nominees.

SAMUEL H. ARMACOST Lead Director; Director since 1982 Mr. Armacost, age 67, has been Chairman of SRI International, formerly Stanford Research Institute, an independent research, technology development and commercialization organization, since 1998.

Prior Positions Held: Mr. Armacost was a Managing Director of Weiss, Peck & Greer L.L.C. from 1990 until 1998. He was Managing Director of Merrill Lynch Capital Markets from 1987 until 1990. He was President, Director and Chief Executive Officer of BankAmerica Corporation from 1981 until 1986.

Public Company Directorships: Callaway Golf Company; Del Monte Foods Company; Exponent, Inc.; Franklin Resources Inc.

Other Directorships and Memberships: Bay Area Council; Bay Area Scientific Infrastructure Consortium.

LINNET F. DEILY Director since 2006 Ms. Deily, age 61, was a deputy U.S. Trade Representative and U.S. Ambassador to the World Trade Organization from 2001 to June 2005.

Prior Positions Held: Ms. Deily was Vice-Chairman of Charles Schwab Corporation from 2000 until 2001. She was previously President of the Schwab Retail Group from 1998 until 2000, and President of Schwab Institutional- Services for Investment Managers from 1996 until 1998. Prior to joining Schwab, she was Chairman, President and Chief Executive Officer from 1990 until 1996 and President and Chief Operating Officer from 1988 until 1990 of the First Interstate Bank of Texas.

Public Company Directorships: Alcatel-Lucent; Honeywell International Inc.

Other Directorships and Memberships: Greater Houston Partnership; Fulbright Board; Museum of Fine Arts, Houston; Houston Zoo; MD Anderson Board of Visitors.

Election of Directors (Continued)

ROBERT E. DENHAM Director since 2004 Mr. Denham, age 61, has been a Partner of Munger, Tolles & Olson LLP, a law firm, since 1998 and from 1973-1991.

Prior Positions Held: Mr. Denham was Chairman and Chief Executive Officer of Salomon Inc. from 1992 until 1997. In 1991, he was General Counsel of Salomon and its subsidiary, Salomon Brothers.

Public Company Directorships: Alcatel-Lucent; Wesco Financial Corporation; Fomento Economico Mexicano, S.A. de C.V.

Other Directorships and Memberships: Financial Accounting Foundation; MacArthur Foundation; U.S. Trust Company.

ROBERT J. EATON Director since 2000 Mr. Eaton, age 67, is the retired Chairman of the Board of Management of DaimlerChrysler AG, a manufacturer of automobiles.

Prior Positions Held: Mr. Eaton was the Chairman of the Board of Management of DaimlerChrysler AG from 1998 until 2000. He was Chairman of the Board and Chief Executive Officer of Chrysler Corporation from 1993 until 1998. He was Vice-Chairman and Chief Operating Officer of Chrysler Corporation from 1992 until 1993.

Other Directorships and Memberships: Fellow, Society of Automotive Engineers; Fellow, Engineering Society of Detroit; National Academy of Engineering.

SAM GINN Director since 1989 Mr. Ginn, age 69, is a private investor and the retired Chairman of Vodafone, a worldwide wireless telecommunications company.

Prior Positions Held: Mr. Ginn was Chairman of Vodafone AirTouch, Plc. from 1999 until 2000 and Chairman of the Board and Chief Executive Officer of AirTouch Communications, Inc. from 1993 until 1999. He was Chairman of the Board, President and Chief Executive Officer of Pacific Telesis Group from 1988 until 1994.

Public Company Directorships: ICO Global Communications (Holdings) Limited.

Other Directorships and Memberships: Franklin Funds; Hoover Institute Board of Overseers; Yosemite Fund.

DR. FRANKLYN G. JENIFER Director since 1993 Dr. Jenifer, age 67, is President Emeritus of The University of Texas at Dallas, a doctoral-level institution.

Prior Positions Held: Dr. Jenifer was President of the University of Texas at Dallas from 1994 until 2005. He was President of Howard University from 1990 to 1994. Prior to that, he was Chancellor of the Massachusetts Board of Regents of Higher Education from 1986 until 1990.

Election of Directors (Continued)

SENATOR SAM NUNN Director since 1997 Senator Nunn, age 68, has been Co-Chairman and Chief Executive Officer of the Nuclear Threat Initiative, a charitable organization, since January 2001.

Prior Positions Held: Senator Nunn was a partner of King & Spalding, a law firm, from 1997 until 2003. He served as U.S. Senator from Georgia from 1972 until 1996. During his tenure in the U.S. Senate, he served as Chairman of the Senate Armed Services Committee and the Permanent Subcommittee on Investigations. He also served on the Intelligence and Small Business Committees.

Public Company Directorships: The Coca-Cola Company; Dell Inc.; General Electric Company.

Other Directorships and Memberships: A Distinguished Professor in the Sam Nunn School of International Affairs at Georgia Tech; Chairman, Center for Strategic and International Studies.

DAVID J. O’REILLY Director since 1998 Mr. O’Reilly, age 60, has been Chairman of the Board and Chief Executive Officer of Chevron since January 2000.

Prior Positions Held: Mr. O’Reilly was Vice-Chairman of the Board of Chevron from 1998 until 1999. He was a Vice-President of Chevron from 1991 until 1998. He was President of Chevron Products Company from 1994 until 1998. He was a Senior Vice-President and Chief Operating Officer of Chevron Chemical Company from 1989 until 1991.

Other Directorships and Memberships: American Petroleum Institute; Eisenhower Fellowships Board of Trustees; Institute for International Economics; The Business Council; The Business Roundtable; JPMorgan International Council; World Economic Forum’s International Business Council; the Trilateral Commission; the National Petroleum Council; the American Society of Corporate Executives.

DR. DONALD B. RICE
Director since 2005

Dr. Rice, age 67, has been, since 2002, Chairman of the Board and, since 1996, President and Chief Executive Officer of Agensys, Inc., a private biotechnology company.

Prior Positions Held: Dr. Rice was President and Chief Operating Officer of Teledyne, Inc., from 1993 until 1996. He was Secretary of the Air Force from 1989 until 1993. He was President and Chief Executive Officer of the RAND Corporation from 1972 until 1989.

Public Company Directorships: Vulcan Materials Co.; Wells Fargo & Company.

Other Directorships and Memberships: Trustee, RAND Corporation; Chairman of the Board of Governors of the Pardee RAND Graduate School.

Election of Directors (Continued)

PETER J. ROBERTSON Director since 2002 Mr. Robertson, age 60, has been Vice-Chairman of the Board of Chevron since 2002.

Prior Positions Held: Mr. Robertson was Vice-President of Chevron from 1994 until 2001. He was President of Chevron Overseas Petroleum Inc. from 2000 until 2001. He was the Vice-President responsible for Chevron’s North American exploration and production operations from 1997 until 2000. From 1994 until 1997, he was the Vice-President responsible for strategic planning.

Other Directorships and Memberships: Chairman, U.S. Energy Association; U.S.-Saudi Arabian Business Council; U.S.-Russian Business Council; American Petroleum Institute; International House at Berkeley; United Way of the San Francisco Bay Area; Vice-Chairman, Leon H. Sullivan Foundation; Director of Transatlantic Partnership Against AIDS.

KEVIN W. SHARER
Director Nominee in 2007

Mr. Sharer, age 59, has been, since December 2000, Chairman of the Board and, since May 2000, Chief Executive Officer and President of Amgen Inc., a biotechnology company.

Prior Positions Held: From October 1992 to May 2000, Mr. Sharer served as President and Chief Operating Officer of Amgen. From April 1989 to October 1992, Mr. Sharer was President of the Business Markets Division of MCI Communications Corporation. From February 1984 to March 1989, Mr. Sharer served in numerous executive capacities at General Electric Company.

Public Company Directorships: Amgen Inc.; Northrop Grumman Corporation; 3M Company (until May 8, 2007).

Other Directorships and Memberships: University of Southern California; Los Angeles County Museum of National History.

CHARLES R. SHOEMATE Director since 1998 Mr. Shoemate, age 67, is the retired Chairman, President and Chief Executive Officer of Bestfoods, a manufacturer of food products.

Prior Positions Held: Mr. Shoemate was Chairman of the Board and Chief Executive Officer of Bestfoods, formerly CPC International, from 1990 until 2000. He was elected President and a member of the Board of Directors of Bestfoods in 1988.

Election of Directors (Continued)

DR. RONALD D. SUGAR Director since 2005 Dr. Sugar, age 58, has been Chairman of the Board and Chief Executive Officer of Northrop Grumman Corporation, a global defense company, since 2003.

Prior Positions Held: Dr. Sugar was President and Chief Operating Officer of Northrop Grumman Corporation from 2001 until 2003. He was President and Chief Operating Officer of Litton Industries, Inc., from 2000 until 2001. He was previously President and Chief Operating Officer of TRW Aerospace and Information Systems.

Public Company Directorships: Northrop Grumman Corporation.

Other Directorships and Memberships: Aerospace Industries Association; Boys & Girls Clubs of America; Los Angeles Philharmonic Association; National Academy of Engineering; Pearl Harbor Memorial Fund; Royal Aeronautical Society; University of Southern California.

CARL WARE Director since 2001 Mr. Ware, age 63, is a retired Executive Vice-President of The Coca-Cola Company, a manufacturer of beverages.

Prior Positions Held: Mr. Ware was a Senior Advisor to the CEO of The Coca-Cola Company from 2003 until 2005 and was an Executive Vice-President, Global Public Affairs and Administration from 2000 until 2003. He was President of The Coca-Cola Company’s Africa Group, with operational responsibility for 50 countries in sub-Saharan Africa from 1991 until 2000.

Public Company Directorships: Coca-Cola Bottling Co. Consolidated; Cummins Inc.

Other Directorships and Memberships: Atlanta Falcons; Board of Trustees of Clark Atlanta University; PGA TOUR Golf Course Properties, Inc.

Board Operations

BOARD COMMITTEE MEMBERSHIP AND FUNCTIONS

The Audit, Board Nominating and Governance and Management Compensation Committees are each constituted and operated according to the rules of the New York Stock Exchange (NYSE). In addition, the Audit Committee is a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Each member of the Audit Committee is independent and financially literate as defined in the rules of the NYSE and Rule 10A-3(b)(1)(ii) under the Securities Exchange Act of 1934.

Committees and Current Membership	Committee Functions
AUDIT
Linnet F. Deily† Robert E. Denham† Franklyn G. Jenifer Charles R. Shoemate, Chairman†
• Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders
• Reviews reports of independent and internal auditors
• Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm
• Monitors the effectiveness of the audit process and financial reporting
• Reviews the adequacy of financial and operating controls
• Monitors the corporate compliance program
• Evaluates the effectiveness of the Committee

BOARD NOMINATING AND GOVERNANCE
Samuel H. Armacost, Chairman Sam Ginn Sam Nunn Donald B. Rice Carl Ware
• Reviews Chevron’s Corporate Governance Guidelines and practices and recommends changes as appropriate
• Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board committee and individual Director effectiveness
• Assesses the size and composition of the Board
• Recommends prospective director nominees
• Periodically reviews and recommends changes as appropriate in the Restated Certificate of Incorporation, By-Laws and other Board-adopted governance provisions

MANAGEMENT COMPENSATION
Samuel H. Armacost Robert J. Eaton, Chairman Ronald D. Sugar Carl Ware
• Reviews and recommends to the independent Directors the salary and other compensation matters for the CEO
• Reviews and approves salaries and other compensation matters for executive officers other than the CEO
• Administers incentive compensation and equity-based plans of the Corporation, including the Employee Savings Investment Plan Restoration Plan, Management Incentive, Long-Term Incentive, and Deferred Compensation Plans for Management Employees
• Evaluates the effectiveness of the Committee

PUBLIC POLICY

Robert J. Eaton Sam Ginn Sam Nunn, Chairman Donald B. Rice Ronald D. Sugar
• Identifies, monitors and evaluates domestic and international social, political and environmental trends and issues that affect the Corporation’s activities and performance
• Recommends to the Board policies, programs and strategies concerning such issues

† Audit Committee Financial Expert as determined by the Board under SEC regulations.

MEETINGS AND ATTENDANCE

In 2006, your Board held eight regularly scheduled Board meetings, each of which included executive sessions of independent directors, and 24 Board committee meetings, which included 10 Audit Committee, five Board Nominating and Governance Committee, five Management Compensation Committee and four Public Policy Committee meetings. All Directors attended 88 percent or more of the Board meetings and Board committee meetings on which they served during 2006. Chevron’s policy regarding Directors’ attendance at the

Board Operations (Continued)

Annual Meeting, as described in the Corporate Governance Guidelines under the heading ‘‘Board Agenda and Meetings,” is that all Directors are expected to attend, absent extenuating circumstances. Last year, 12 Directors attended the 2006 Annual Meeting.

LEAD DIRECTOR

Since 2004, the Board has had a Lead Director who is an independent Director. Currently, Sam Armacost is the Lead Director. As discussed in the Corporate Governance Guidelines, the Lead Director is elected annually by the independent Directors and chairs the executive sessions of the independent Directors and coordinates with the Chairman on the schedule and agendas for Board meetings and other matters pertinent to the Corporation and the Board.

INDEPENDENCE OF DIRECTORS

The Board has affirmatively determined that, as to each current, non-employee Director (Mr. Armacost, Ms. Deily, Mr. Denham, Mr. Eaton, Mr. Ginn, Dr. Jenifer, Sen. Nunn, Dr. Rice, Mr. Shoemate, Dr. Sugar and Mr. Ware) and the non-employee Director nominee (Mr. Sharer), no material relationship exists that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each current, non-employee Director and Director nominee qualifies as “independent” according to the Corporate Governance Rules of the NYSE.

In making its determination, the Board adheres to the specific tests for independence included in the NYSE listing standards. In addition, the Board has determined that the following relationships of Chevron Directors are categorically immaterial if the transaction was conducted in the ordinary course of business:

•	director of another entity if business transactions between the Corporation and that entity do not exceed $5 million or five percent of the receiving entity’s consolidated gross revenues, whichever is greater

•	director of another entity if the Corporation’s discretionary charitable contributions to that entity do not exceed $1 million or two percent of that entity’s gross revenues, whichever is less, and if the charitable contributions are consistent with the Corporation’s philanthropic practices

•	relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron, so long as the Director’s ownership interest does not exceed two percent of the total equity or partnership interest in that other party.

BUSINESS CONDUCT AND ETHICS CODE

Chevron has adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Comptroller) and employees, known as the Business Conduct and Ethics Code. The code is available on the Chevron Web site at www.chevron.com and is available in print upon request. Chevron intends to post any amendments to the code on the Chevron Web site.

TRANSACTIONS WITH RELATED PERSONS

It is our policy that all employees and Directors, as well as their family members, must avoid any activity that is or has the appearance of conflicting with Chevron’s business interest. This policy is included in our Business Conduct and Ethics Code. Each Director and executive officer is instructed to always inform the Chairman and Corporate Secretary when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest. The Board Nominating and Governance Committee reviews all relevant information, including the amount of all business transactions involving Chevron and

Board Operations (Continued)

the entity with which the Director is associated, and makes recommendations, as appropriate, to the Board.

AUDIT COMMITTEE REPORT

The Audit Committee assists your Board in fulfilling its responsibility to oversee management’s implementation of Chevron’s financial reporting process. The Audit Committee Charter can be viewed on the Chevron Web site at www.chevron.com and is available in print upon request. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the 2006 Annual Report on Form 10-K with Chevron’s management and its independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of disclosure controls and internal control over financial reporting. The independent registered public accounting firm is responsible for expressing an opinion on:

•	the conformity of Chevron’s financial statements with accounting principles generally accepted in the United States; and

•	Management’s assessment of and the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee met privately with the independent registered public accounting firm and discussed issues deemed significant by the accounting firm, including those required by Statements on Auditing Standards No. 61 and No. 90 (Audit Committee Communications), as amended. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from Chevron and its management and received the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and considered whether the provision of non-audit services was compatible with maintaining the accounting firm’s independence.

In reliance on the reviews and discussions outlined above, the Audit Committee has recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the SEC.

Respectfully submitted on February 28, 2007, by the members of the Audit Committee of your Board:

Charles R. Shoemate,
  Chairperson
Linnet F. Deily
Robert E. Denham
Franklyn G. Jenifer

BOARD NOMINATING AND GOVERNANCE COMMITTEE REPORT

The Board Nominating and Governance Committee is responsible for defining and assessing qualifications for Board membership, identifying qualified Director candidates, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight on corporate governance practices and policies including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors and operates under a written charter. The Committee charter is available on the Chevron Web site at www.chevron.com and is available in print upon request. The Committee submits this report to stockholders to report on its role and corporate governance practices at Chevron in 2006.

When making recommendations to the Board about individuals to be nominated for election to the Board by the stockholders, the Committee follows the Board membership qualifications and nomination procedures identified in our Corporate Governance Guidelines. Generally, the membership qualifications are that an individual have:

•	the highest professional and personal ethics and values, consistent with the Chevron Way and our Business Conduct and Ethics Code,

Board Operations (Continued)

both of which are available on the Chevron Web site at www.chevron.com;

•	broad experience at the policy-making level in business, government, education, technology or public interest;

•	the ability to provide insights and practical wisdom based on the individual’s experience and expertise;

•	a commitment to enhancing stockholder value;

•	sufficient time to effectively carry out duties as a Director (service on boards of public companies should be limited to no more than five); and

•	independence; at least a majority of the Board must consist of independent Directors, as defined by the New York Stock Exchange.

The Committee uses a skills and qualifications matrix to evaluate potential candidates in order to insure that the overall Board maintains a balance of knowledge, experience and diversity. The Committee carefully reviews all Director candidates, including current Directors, in light of these qualifications based on the context of the current and anticipated composition of the Board, the current and anticipated operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Committee considers diversity, education, experience, length of service and such other factors as it deems appropriate given the current and anticipated needs of the Board and the Company to maintain a balance of knowledge, experience and capability.

Under our Corporate Governance Guidelines, the Committee considers all candidates recommended by our stockholders. Stockholders may recommend candidates by writing to the Corporate Secretary at the address listed on page 1 of this proxy statement, stating the recommended candidate’s name and qualifications for Board membership. When considering candidates recommended by stockholders, the Committee follows the same Board membership qualifications evaluation and nomination procedures discussed above.

In addition to stockholder recommendations, the Committee receives Director candidates for consideration for nomination to the Board from other sources. Board members periodically suggest possible candidates and, from time to time, the Committee may engage a third party to assist in identifying potential candidates. In 2006, the Committee did not receive any candidate suggestions from beneficial owners of more than five percent of the Company’s common stock. Since the 2006 Annual Meeting, the Board does not have any new members.

In connection with the 2007 Annual Meeting, the Committee evaluated current and anticipated operating requirements and the Board’s current profile and recommended an increase in the Board size from 13 to 14 members. Of the 14 nominees for election as Directors, 13 are current Directors and one is a new nominee who was identified by one of our existing non-management Directors as part of the Committee’s regular process for identifying potential Director nominees. The Committee recommended, and the Board determined, that the 12 non-employee Director nominees met the Board’s definition of independence, none having a material relationship with the Corporation. In making its independence determination, the Board adhered to all of the specific tests for independence included in the NYSE listing standards. In addition, the Committee made recommendations to the Board on the Board Committee assignments, Committee chairperson positions and Audit Committee “financial experts”.

The Committee plays a leadership role in shaping Chevron’s corporate governance. At least annually, the Committee surveys corporate governance best practices and reviews Chevron’s corporate governance ratings to identify any opportunities to improve Chevron’s corporate governance. Since the beginning of 2006, the Committee proposed revisions to the

Board Operations (Continued)

Corporate Governance Guidelines that were subsequently adopted by the Board of Directors. The corporate governance improvements include an annual review of the Corporate Governance Guidelines and other governance documents, a commitment to reconsider any stockholder proposal initially opposed by the Board that received a majority vote of the stockholders with any action taken reported to stockholders in a timely manner, a reaffirmation of the Company’s confidential voting policy for stockholder voting, and a goal for Director compensation to comprise at least 50 percent in equity. Additionally, the Committee proposed, and the Board adopted, amendments to the By-Laws to enact a majority vote standard for uncontested Director elections and to provide that the Chairman be elected annually by the Board. The Committee recommended an amendment to the Certificate of Incorporation to remove the supermajority voting provisions, which the Board adopted and stockholders will consider at the 2007 Annual Meeting. The Corporate Governance Guidelines, By-Laws and the Restated Certificate of Incorporation are available on the Chevron Web site at www.chevron.com and are available in print upon request.

The Committee reviewed interested-party communications including stockholder inquiries directed to non-employee Directors. The Corporate Secretary compiles the communications, summarizes lengthy or repetitive communications and provides the Committee periodically with information about the number and type of communications received, the number of responses sent and the disposition, if any. Interested parties wishing to communicate their concerns or questions about Chevron to the Chairperson of the Committee or any other non-employee Directors may do so by U.S. mail addressed to Non-Employee Directors, c/o Office of the Corporate Secretary, at the address listed on page 1 of this proxy statement.

The Committee’s assessment is that Chevron has strong fundamental corporate governance practices in place. The Committee acknowledges that good corporate governance requires ongoing self-assessment and the Committee is committed to periodically reviewing and updating the corporate governance practices to ensure Chevron maintains its position at the forefront of corporate governance best practices.

Respectfully submitted on February 28, 2007 by members of the Board Nominating and Governance Committee of your Board:

Samuel H. Armacost, Chairperson
Sam Ginn
Sam Nunn
Donald B. Rice
Carl Ware

MANAGEMENT COMPENSATION COMMITTEE REPORT

The Management Compensation Committee of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on the following page and, based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K.

Respectfully submitted on February 28, 2007, by members of the Management Compensation Committee of your Board:

Robert J. Eaton, Chairperson
Samuel H. Armacost
Ronald D. Sugar
Carl Ware

Executive Compensation

Executive Compensation

[To be included in Definitive Proxy Statement]

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2006 with respect to the Chevron equity compensation plans:

				Number of securities
				remaining available for
	Number of securities to be	Weighted-average		future issuance under
	issued upon exercise of	exercise price of		equity compensation plans
	outstanding options,	outstanding options,		(excluding securities
	warrants and rights	warrants and rights		reflected in column (a))
Plan Category(1)	(a)	(b)		(c)
Equity compensation plans approved by security holders(2)	44,041,069 (3)	$47.97	(4)	134,455,224 (5)
Equity compensation plans not approved by security holders(6)	2,554,728 (7)	$38.16	(8)	(9)
Total	46,595,797	$47.71	(10)	134,455,244

(1)	The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code and certain foreign employee benefit plans which are similar to Section 401(a) plans. Section 401(a) plans can generally be described as retirement plans intended to meet the tax qualification requirements of the Internal Revenue Code.

The table also does not include information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2006. The number of securities to be issued upon exercise of outstanding options, warrants and rights under plans assumed in mergers and outstanding at December 31, 2006 was 12,946,162 and the weighted-average exercise price (excluding restricted stock units and other rights for which there is no exercise price) was $47.72. No further grants or awards can be made under these assumed plans; however, certain of the assumed plans provide for restoration options when Chevron Stock or stock equivalents are tendered as consideration for the exercise price of the outstanding stock option grants.

(2)	Consists of two plans: the Chevron Corporation Long-Term Incentive Plan (LTIP) and the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan. Stock options, restricted stock, restricted stock units and performance shares are awarded under the LTIP. Employee stock purchase plan shares are issued under the sub-plans of the LTIP for certain non-US locations. Restricted stock units and retainer stock options are awarded under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(3)	Consists of 43,620,324 stock options (including retainer stock options), 216,889 restricted stock units and 203,856 stock units.

There are no outstanding rights under the non-US employee stock purchase plans as of December 31, 2006.

(4)	The price reflects the weighted average exercise price of stock options under the LTIP and the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(5)	A revised and restated LTIP was approved by the stockholders on April 28, 2004. The maximum number of shares that can be issued under the revised and restated LTIP is 160,000,000. The LTIP has 133,951,835 securities that remain available for issuance. Awards granted under the revised and restated LTIP that are settled in cash or that are deferred under the Deferred Compensation Plan will not deplete the maximum number of shares that can be issued under the plan.

The Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan has 503,389 securities that remain available for issuance. Total shares for which awards may be granted under the plan will not exceed 800,000 shares.

(6)	This category consists of two plans: the Chevron Corporation 1998 Stock Option Program for U.S. Dollar Payroll Employees (1998 Stock Option Program) (described in Note 22, “Stock Options and Other Share-Based Compensation” of Notes to the Consolidated Financial Statements contained in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006) and the Deferred Compensation Plan (which allows eligible employees to defer receipt of certain compensation until retirement or termination of employment).

(7)	1,201,959 stock options were outstanding as of December 31, 2006 under the 1998 Stock Option Program. The 1998 Stock Option Program is a broad based stock option plan adopted by the Board of Directors of the Company on January 28, 1998, effective February 11, 1998, under which a one-time grant of stock options was made to each eligible employee to purchase between 200 and 600 shares at an exercise price of $38.16 per share. Outstanding options vested under the plan on February 11, 2002, and expire on the earlier of February 11, 2008 or 180 days after the date the option holder’s employment with the Company ends. No further options can be granted under the 1998 Stock Option Program.

1,352,769 Chevron Stock Fund units were allocated to participant accounts as of December 31, 2006 under the Deferred Compensation Plan. The Deferred Compensation Plan is intended to qualify as an unfunded ERISA pension plan maintained by an employer for a select group of management or highly compensated employees, as described in 26 C.F.R. § 2520.104-23(d). The plan allows participants to defer receipt of earned salary and awards under certain Corporation benefit plans and to invest such deferred amounts in a range of deemed investment alternatives, including, but not limited to, investment in notional units valued with reference to a Chevron Stock Fund. A participant may elect to transfer amounts already credited to his or her deferral account among any of the available investment funds by following the procedures prescribed by the Management Compensation Committee. A participant’s deferral account is distributed in cash, except that amounts valued with reference to the Chevron Stock Fund will be distributed in stock.

(8)	Represents the exercise price for outstanding options under 1998 Stock Option Program. There is no exercise price for outstanding rights under the Deferred Compensation Plan.

(9)	No further options can be granted under the 1998 Stock Option Program.

Current provisions of the Deferred Compensation Plan do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the Deferred Compensation Plan was 198,662 shares in 2006 and 255,828 shares in 2005.

(10)	The price reflects the weighted average exercise price of stock options under LTIP, the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, and the 1998 Stock Option Program.

Directors’ Compensation

Directors’ Compensation

[To be included in Definitive Proxy Statement]

Stock Ownership Information

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

To our knowledge, the following table shows the ownership interest in Chevron Stock as of February 1, 2007 for (i) one holder of more than five percent of our outstanding Common Stock; (ii) each non-employee Director and Director nominee and each of our named executive officers and (iii) all non-employee Directors and Director nominee and all executive officers as a group.

Name	Shares Beneficially		Stock		Percent of
(“•” denotes a non-employee Director/Director nominee)	Owned(1)		Units(2)	Total(3)	Class
Capital Research and Management Company(4)	129,864,410		0	129,864,410	6%
Samuel H. Armacost•	28,510	(5)	13,987	42,497	*
Stephen J. Crowe	292,319		5,104	297,423	*
Linnet F. Deily•	869		2,474	3,343	*
Robert E. Denham•	6,936		11,541	18,477	*
Robert J. Eaton•	49,099	(5)	20,131	69,230	*
Sam Ginn•	23,294		26,739	50,033	*
Franklyn G. Jenifer•	14,617		26,720	41,337	*
George L. Kirkland	324,759		19,615	344,374	*
Sam Nunn•	25,931		26,378	52,309	*
David J. O’Reilly	2,132,755		114,471	2,247,226	*
Donald B. Rice•	29,750		2,474	32,224	*
Peter J. Robertson	985,696		52,571	1,038,267	*
Kevin W. Sharer•	0		0	0	*
Charles R. Shoemate•	13,671		24,135	37,806	*
Ronald D. Sugar•	1,665		7,228	8,893	*
Carl Ware•	14,854		14,290	29,144	*
John S. Watson	387,864		57,525	445,389	*
Non-employee Directors, Director Nominee and executive officers as a group (22 persons)	5,205,420		483,249	5,688,669	*

*	Less than one percent

(1)	In accordance with SEC rules, amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days as follows: 247,866 shares for Mr. Crowe, 20,031 shares for Mr. Eaton, 295,999 shares for Mr. Kirkland, 20,912 shares for Sen. Nunn, 2,041,665 shares for Mr. O’Reilly, 927,999 shares for Mr. Robertson, 8,015 shares for Mr. Ware, 370,999 shares for Mr. Watson, and 4,677,529 shares for all Directors and all executive officers as a group. For executive officers, the amounts shown include shares held in trust under the Employee Savings Investment Plan or the Texaco Supplemental Thrift Plan. For non-employee Directors, the amounts shown include shares of restricted stock awarded under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

(2)	Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron Stock, since the value of each unit is measured by the price of Chevron Stock. For non-employee Directors, these are stock units awarded under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan and the Texaco Inc. Director and Employee Deferral Plan and may ultimately be paid in shares of Chevron Stock. For executive officers, these include stock units awarded under the LTIP or deferred under the Chevron Deferred Compensation Plan for Management Employees and may ultimately be paid in shares of Chevron Stock. Also for executive officers, these include stock units under the ESIP Restoration Plan that will ultimately be paid in cash.

(3)	Amounts shown include the individual’s shares beneficially owned as described in Note 1 plus the individual’s stock units owned as described in Note 2.

(4)	Based on information set forth in a Schedule 13G filed with the SEC on February 12, 2007 by Capital Research and Management Company, 333 South Hope Street, Los Angeles, CA 90071.

(5)	Includes the following number of shares held in the name of the family members: Mr. Armacost, 2,200 shares and Mr. Eaton, 3,080 shares.

Stock Ownership Information (Continued)

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires Directors and executive officers to file, with the SEC, the NYSE and Chevron, reports of initial ownership and changes in ownership of Chevron equity securities. Based solely on a review of the reports furnished to Chevron, we believe that during 2006 all of our Directors and executive officers timely filed all reports they were required to file under Section 16(a).

Ratification of Independent Registered
Public Accounting Firm
(Item 2 on the proxy form)

The Audit Committee, which is composed entirely of independent Directors, has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the consolidated financial statements of Chevron and its subsidiaries for 2007 and Chevron’s management assessment of and the effectiveness of internal control over financial reporting. Your Board has endorsed this appointment. PricewaterhouseCoopers previously audited the consolidated financial statements of Chevron during the two years ended December 31, 2006 and Chevron’s management assessment of and the effectiveness of internal control over financial reporting as of December 31, 2006. During each of the two years ended December 31, 2006 and 2005, PricewaterhouseCoopers provided both audit and non-audit services.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Corporation by PricewaterhouseCoopers for the years ended December 31, 2006 and 2005, were as follows (millions of dollars):

Services Provided	2006	2005

Audit	$23.1	$26.0
Audit Related	2.6	3.3
Tax	1.4	1.8
All Other	0.1	0.1

Total	$27.2	$31.2

The Audit fees for the years ended December 31, 2006 and 2005 were for the audits of the consolidated financial statements of the Corporation, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC and Chevron’s management assessment of and the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2006 and 2005 were for assurance and related services for employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2006 and 2005 were for services related to tax compliance, including the preparation of tax returns and claims for refund; and tax planning and tax advice, including assistance with tax audits and appeals, tax advice related to mergers and acquisitions, tax services for employee benefit plans and requests for rulings or technical advice from tax authorities.

All Other fees for the years ended December 31, 2006 and 2005 included services rendered for software licenses, subscriptions, benchmark studies and surveys.

Audit Committee Pre-Approval Policies and Procedures

The 2006 audit and non-audit services provided by PricewaterhouseCoopers were approved by the Audit Committee. The non-audit services which were approved by the Audit Committee were also reviewed to ensure compatibility with maintaining the accounting firm’s independence.

The Audit Committee implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee pre-approves both the type of services to be provided by PricewaterhouseCoopers and the estimated fees related to these services. During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the accounting firm. The services and fees must be deemed compatible with the maintenance of the accounting firm’s independence, including compliance with SEC rules and regulations.

Ratification of Independent Registered
Public Accounting Firm (Continued)

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

Representatives of PricewaterhouseCoopers will be present at the Annual Meeting, will have an opportunity to make statements if they desire and will be available to respond to appropriate questions. If the stockholders do not ratify the appointment of PricewaterhouseCoopers, the Audit Committee will select another independent registered public accounting firm for the following year.

Your Board unanimously recommends that you vote FOR the appointment of PricewaterhouseCoopers LLP as the Company’s Independent Registered Public Accounting Firm.

Proposal to Amend Chevron’s
Certificate of Incorporation
(Item 3 on the proxy form)

PROPOSAL TO AMEND CHEVRON’S RESTATED CERTIFICATE OF INCORPORATION TO REPEAL THE SUPERMAJORITY VOTE PROVISIONS

Your Board, in its continuing review of corporate governance matters, has concluded that it is in the best interests of the Company’s stockholders to propose an amendment to the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) to repeal the “supermajority vote provisions” (provisions requiring the affirmative vote of two-thirds of the outstanding shares for approval) and to request stockholder approval of that amendment.

Many investors and others have begun to view supermajority vote provisions as conflicting with principles of good corporate governance. Recognizing that supermajority vote requirements can be beneficial in some circumstances, your Board has determined that there nevertheless are good reasons for repealing the supermajority vote requirements in our Certificate of Incorporation. For example, a supermajority vote requirement can limit the stockholders’ ability to effect change, in that such a requirement essentially provides a veto to a large minority of stockholders. Moreover, providing a lower threshold for stockholder votes can increase the ability of stockholders to participate effectively in the Company’s corporate governance. Accordingly, upon reviewing the supermajority vote provisions in the Company’s Certificate of Incorporation, and weighing the advantages and disadvantages of such provisions, the Board has concluded that it is in the best interests of our stockholders to repeal the supermajority vote requirements.

The Certificate of Incorporation currently contains the following three supermajority vote provisions:

1.	Article VII—requires the affirmative vote of two-thirds of the outstanding shares of Common Stock or a majority of the outstanding shares excluding any shares owned by a 10% stockholder in order to proceed with an “extraordinary transaction” (as defined in Article VII) if a “Fairness Committee” of the Board (which is automatically established during any period there is a 10% stockholder) determines that it is not in the best interests of the Company and its stockholders to proceed without the ratification by the stockholders;

2.	Article VII, paragraph 6—requires the affirmative vote of two-thirds of the outstanding shares of Common Stock to amend or repeal any provision of Article VII; and

3.	Article VIII, paragraph 4—requires the affirmative vote of two-thirds of the outstanding shares of Common Stock to change or repeal any provision of Article VIII. Article VIII requires no less than thirty days’ notice of a stockholders’ meeting or any business to be conducted at such meeting and requires that any action by stockholders must be taken at an annual or special meeting.

The Board has adopted resolutions approving and declaring the advisability of an amendment to the Certificate of Incorporation, subject to stockholder approval, to (1) repeal Article VII in its entirety, (2) repeal Article VIII, paragraph 4 and (3) adopt a new Restated Certificate of Incorporation reflecting the foregoing. The actual text of the new Restated Certificate of Incorporation reflecting these amendments and the necessary conforming changes in the numbering and cross-references in the Certificate of Incorporation is set forth in Appendix A, with deletions indicated by strikeout and additions indicated by underline.

Proposal to Amend Chevron’s
Certificate of Incorporation (Continued)

Under the Delaware General Corporation Law, any amendment to our Certificate of Incorporation must first be approved by our Board and then recommended to and approved by our stockholders.

Vote Necessary to Approve the Amendment and Effectiveness

The affirmative vote of the holders of 66 2/3 percent of the outstanding shares of all Chevron Stock entitled to a vote at the Annual Meeting is required for approval of this proposal. Shares not present at the meeting (not represented in person or by proxy) and shares voting “abstain” effectively count as votes against the amendment. Under Article VII, the affirmative vote of the holders of 66 2/3 percent of the outstanding shares of all Chevron Stock entitled to vote at the Annual Meeting is required to repeal Article VII. Under Article VIII, paragraph 4, the affirmative vote of the holders of 66 2/3 percent of the outstanding shares of all Chevron Stock entitled to vote at the Annual Meeting is required to amend Article VIII. If this proposal is approved, the amendments to the Certificate of Incorporation will become effective upon filing the Restated Certificate of Incorporation with the Delaware Secretary of State.

Recommendation of the Board

The Board of Directors recommends that you vote “FOR” the proposal to amend the Company’s Restated Certificate of Incorporation to repeal the supermajority vote provisions.

Stockholder Proposals

2007 QUALIFYING STOCKHOLDER PROPOSALS

Your Board welcomes dialogue on the topics presented in the stockholder proposals on the following pages. Chevron is continually striving to proactively and transparently communicate on these and other issues of interest to the Company and its stockholders. Some of the following stockholder proposals contain assertions about Chevron that we believe are incorrect. Your Board has not attempted to refute all these inaccuracies. However, your Board has seriously considered each proposal and recommended a vote based on the specific reasons as set forth in each Board response. Errors in the stockholder proposals were not corrected by the Company.

The Company received a number of proposals requesting specific reports. As a general principle, your Board opposes developing specially requested reports because producing such reports is an inefficient use of Company resources when the issues are addressed sufficiently through existing Company communication vehicles. Moreover, your Board believes that stockholders benefit from reading about these issues in the context of the other activities of the Company rather than in isolation. Many of the issues included in the following stockholder proposals are discussed in the Company’s Corporate Responsibility Report, the Company’s Annual Report and this proxy statement. Additional information on the Company’s corporate governance and corporate social responsibility philosophies and initiatives are available on its Web site at www.chevron.com.

Your Board urges stockholders to read the proxy statement, the Annual Report and the Corporate Responsibility Report, as well as the other information presented on the Chevron Web site.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Chevron’s Restated Certificate of Incorporation precludes taking actions on any proposal that is not included in the proxy statement unless the Board decides to waive the restriction.

If a stockholder wishes to present a proposal for action at the Annual Meeting in 2008, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Corporate Secretary no later than November 20, 2007. Proposals we receive after that date will not be included in the proxy statement or acted upon at the 2008 Annual Meeting. We urge stockholders to submit proposals by overnight mail addressed to Chevron Corporation, Attn: Corporate Secretary, 6001 Bollinger Canyon Road, San Ramon, CA 94583-2324, electronically by e-mail to corpgov@chevron.com or by facsimile to (925) 842-2846.

We will provide the name, address and share ownership of the stockholder submitting a qualifying proposal upon a stockholder’s oral or written request.

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON HUMAN RIGHTS
(Item 4 on the proxy form)

WHEREAS

Transnational corporations operating in countries with repressive governments, civil conflict, weak rule of law, endemic corruption, or poor labor and environmental standards face serious risks to reputation and share value when they are seen as responsible for, or complicit in, human rights violations;

Our company has business operations in more than 180 nations, many of which have consistently been noted by the U.S. Department of State as violating basic human rights; (February 27, 2005, www.state.gov/g/drl/rls/hrrpt/2004);

In a recent speech, Chevron Chairman and CEO, David O’Reilly stated: “. . . as an industry, then, we are uniquely and powerfully positioned to deliver what millions of people worldwide long for-investment, jobs, a stable environment, healthy communities and a vibrant economy. This leadership must be rooted in action, not words. It is only through accountable, responsible leadership that the economic benefits of the energy we discover and produce will flow to stakeholders.” (Contributions of Petroleum to Sustainable Development: The View of an International Oil Company, Third OPEC International Seminar, Vienna Austria, September 13, 2006);

The adoption of a comprehensive, transparent and verifiable human rights policy based on the Universal Declaration of Human Rights and the International Labor Organization’s Core Labor Standards is foundational for the exercise of responsible leadership for our company. A definite plan of action would serve to enhance corporate reputation and shareholder value, improve employee, community and stakeholder relations, and reduce the risk of adverse publicity, consumer boycotts, divestment campaigns and law suits;

A comprehensive human rights policy would include, the right to equal opportunity and non-discriminatory treatment; right to security of persons; rights of workers, including the right to freedom of association and collective bargaining and a safe and healthy workplace; the rights of indigenous peoples; economic, social and cultural rights, including the right to development, adequate food and drinking water; the right to health and environmental protection;

The Human Rights Statement adopted last year by the Board of Directors does not address the full range of Chevron stakeholder concerns.

For instance, social and economic developments are absent, but they are central to the UN Declaration on Human Rights and to the concerns of Chevron stakeholders;

The Statement is also not transparent. It does not identify specific actions to prevent, investigate or mediate allegations against our Company, nor does it address responsibility and accountability for implementation. It does not identify the mechanism to monitor and evaluate the implementation of the values Chevron proclaims;

RESOLVED:

Shareholders request the Board to adopt a comprehensive, transparent, verifiable human rights policy and report to shareholders on the plan for implementation by October, 2007.

This report to be prepared at reasonable expense, omitting proprietary information.

SUPPORTING STATEMENT:

We believe that Shareholders made their concerns clear through the strong vote for this resolution in 2006. A comprehensive policy will benefit our Company by helping to ensure that we are not associated with human rights violations and the associated reputation and liability risks to shareholder value.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON HUMAN RIGHTS

[Board Response to be included in Definitive Proxy Statement]

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO REPORT ON GREENHOUSE GAS EMISSIONS
(Item 5 on the proxy form)

WHEREAS, Chevron operates in 180 countries, most of which have ratified the Kyoto Protocol that obliges Annex I signatories (industrialized countries) to reduce national greenhouse gas (GHG) emissions below 1990 levels by 2012.

However, the Kyoto reduction targets may be inadequate to avert the most serious impacts of global warming. UK finance minister Gordon Brown says the EU should aim to reduce its carbon dioxide (CO2) emissions by 30% below 1990 levels by 2020 and by at least 60% by 2050; the UK’s reduction target, under Kyoto, is just 12.5% by 2012.

Since Kyoto was adopted, the urgent need for action to prevent the most damaging effects of climate change has become increasingly clear.

The 2006 Stern Review on the Economics of Climate Change, lead by the former chief economist at the World Bank, “... estimates that if we don’t act, the overall (worldwide) costs and risks of climate change will be equivalent to losing at least 5% of global GDP each year, now and forever.” In contrast, the costs of action would be about 1% of global GDP each year. While some may criticize this scenario, Nobel Prize economists have applauded this work, urging immediate responses.

Chevron has made incremental emissions reductions in its operations:

•	In 2005, Chevron met its goal of no net increase in GHG emissions from operations compared with 2004.

•	In 2005, 90% of its GHG emissions were from CO2. Combustion, flaring and venting remain the largest contributors to Chevron’s GHG emissions.

•	Chevron has developed the SANGEAtm system allowing Chevron to: account for and report all known operational sources of carbon dioxide (CO2), methane (CH4), and nitrous oxide (N2O) emissions; and estimate energy and fuel use in a comprehensive, systematic manner. It has also provided the software system to the American Petroleum Institute to enhance the voluntary reporting of GHG emissions.

•	Chevron switched to natural gas to generate electricity and steam to provide power for the company’s Wafra oil field in Kuwait and their Kern River oil field in California. These moves reduced CO2 emissions by more than 1 million metric tons per year, while also reducing air pollutants such as sulfur oxides and nitrogen oxides.

However, in 2005, GHG emissions from Chevron products totaled 374 million metric tons of CO2 equivalent, or 1.5% of global emissions, based on International Energy Agency estimates. This is approximately six times the amount of Chevron’s operational emissions.

Chevron has made progress in reducing operational emissions and introduced some new low-carbon products, but has yet to develop a comprehensive long term strategy to significantly reduce GHG emissions from operations and products.

Resolved: shareholders request that the Board of Directors publicly adopt quantitative goals, based on current and emerging technologies, for reducing total greenhouse gas emissions from the company’s products and operations below 1990 levels; and that the company report to shareholders by September 30, 2007, on its plans to achieve these goals. Such a report will omit proprietary information and be prepared at reasonable cost.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON GREENHOUSE GAS EMISSIONS

[Board Response to be included in Definitive Proxy Statement]

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON AN ANIMAL WELFARE POLICY
(Item 6 on the proxy form)

RESOLVED, that the Board adopt and post an Animal Welfare Policy online which addresses the Company’s commitment to (a) reducing, refining and replacing its use of animals in research and testing, and (b) providing for the social and behavioral needs of those animals used in such research and testing, both by the Company itself and by all independently retained laboratories. Further, the shareholders request that the Board issue a report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of enrichment measures.

Supporting Statement:

The Boards of many companies have adopted and prominently published animal welfare policies on their Web sites committing to the care, welfare, and protection of animals used in product research and development. Our Company should be an industry leader with respect to animal welfare issues, and yet it has no publicly available animal welfare policy and is therefore below the industry standard.

The disclosure of atrocities recorded at Covance, Inc., an independent laboratory headquartered in Princeton, New Jersey,1 has made the need for a formalized, publicly available animal welfare policy that extends to all outside contractors all the more relevant, indeed urgent2. Filmed footage showed primates being subjected to such gross physical abuses and psychological torments that Covance sued to enjoin People for the Ethical Treatment of Animals in Europe from publicizing it. The Honorable Judge Peter Langan in the United Kingdom refused to stop PETA from publicizing the film and instead ruled in PETA’s favor. The Judge stated in his opinion that the “rough manner in which the animals are handled and the bleakness of the surroundings in which they are kept . . . even to a viewer with no particular interest in animal welfare, . . . cry out for explanation.”3

Shareholders cannot monitor what goes on behind the closed doors of the animal testing laboratories, so the Company must. Accordingly, we urge the Board to commit to promoting basic animal welfare measures as an integral part of our Company’s corporate stewardship.

We urge shareholders to support this Resolution.

1 PETA’s undercover investigator videotaped the systematic abuse of animals at Covance’s laboratory in Vienna, VA over a six month investigation.
2 In October 2005, Covance’s Director of Early Development stated that “We’ve worked with just about every major company around the world” (http://www.azcentral.com/arizonarepublic/
eastvalleyopinions/articles/1021cr-edi t21.html)
3 The case captioned Covance Laboratories Limited v. PETA Europe Limited was filed in the High Court of Justice, Chancery Division, Leeds District Registry, Claim No. 5C-00295. In addition to ruling in PETA’s favor, the Court ordered Covance to pay PETA £50,000 in costs and fees.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL ON AN ANIMAL WELFARE POLICY

[Board Response to be included in Definitive Proxy Statement]

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO RECOMMEND AMENDMENT TO THE COMPANY BY-LAWS TO SEPARATE THE CEO/CHAIRMAN POSITIONS
(Item 7 on the proxy form)

RESOLVED, that stockholders Chevron Corporation (“Chevron”) ask the Board of Directors to submit for shareholder approval an amendment to the By-Laws as Amended June 29, 2005 and Effective August 1, 2005 (the “By-Laws”) to require that the Chairman of the Board shall be an independent director who has not previously served as an executive officer of Chevron.

This proposed By-Law amendment should be designed so as not to violate any contractual obligation. The amendment should also specify (a) how to select a new independent chairman if a current chairman ceases to be independent during the time between annual meetings of shareholders, and (b) that compliance with the amendment is excused if no independent director is available and willing to serve as chairman.

Supporting Statement:

Chevron’s By-Laws specifically name Chevron’s chief executive officer as the Chairman of the Board. We believe this feature of Chevron’s By-Laws serves to entrench management and is inappropriate for a large, publicly traded corporation like Chevron.

It is difficult to overstate the importance of the board of directors in our system of corporate accountability. As the Conference Board Commission on Public Trust and Private Enterprise stated, “The ultimate responsibility for good corporate governance rests with the board of directors. Only a strong, diligent and independent board of directors that understands the key issues, provides wise counsel and asks management the tough questions is capable of ensuring that the interests of shareowners as well as other constituencies are being properly served.”

The responsibilities of a company’s board of directors include reviewing and approving management’s strategic and business plans; approving material transactions; assessing corporate performance; and selecting, evaluating, compensating and, if necessary, replacing the CEO (Report of the NACD Blue Ribbon Commission on Director Professionalism). Although the board and senior management may work together to develop long-range plans and relate to key constituencies, we believe the board’s responsibilities may sometimes bring it into conflict with the CEO.

In our opinion, when a CEO serves as board chairman, this arrangement may hinder the board’s ability to monitor the CEO’s performance. As Intel co-founder and former chairman Andrew Grove put it, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

We urge stockholders to promote independent board leadership and vote for this proposal.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO RECOMMEND AMENDMENT TO THE COMPANY BY-LAWS TO SEPARATE THE CEO/CHAIRMAN POSITIONS

[Board Response to be included in Definitive Proxy Statement]

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL TO AMEND THE BY-LAWS RELATING TO THE STOCKHOLDER RIGHTS PLAN POLICY
(Item 8 on the proxy form)

It is hereby RESOLVED that pursuant to Section 109 of the Delaware General Corporation Law, 8 Del. C. § 109, and Article VII of the Company’s By-Laws, Article I of the Company’s By-Laws, entitled “The Board of Directors,” is hereby amended to add a new “Section 6, Stockholder Rights Plan Policy,” as follows:

SECTION 6. Stockholder Rights Plan Policy.

(A)	Any decision by the Board: (i) to take any action inconsistent with the terms of the “Policy on Stockholder Rights Plans” that the Corporation had in effect on November 20, 2006 (“the Policy”); or (ii) to amend, repeal, or modify the Policy, shall require the affirmative vote of all the members of the Board of Directors.

(B)	Subsection (A) shall not apply to any decisions by the Board ratified by a vote of the stockholders.

(C)	Nothing in this Section shall be construed to permit or validate any decision or action that otherwise would be prohibited or invalid.

(D)	This By-law Amendment shall be effective immediately and automatically as of the date it is approved by the vote of stockholders in accordance with Article VII of the Corporation’s By-Laws.

Supporting Statement:

Statement of professor Lucian Bebchuk: The Board of Directors has adopted a “Policy on Stockholder Rights Plans” which the Company had in effect on November 20, 2006 and displayed on the Company’s website at:
http://www.chevron.com/investor/corporate_governance/gov_guidelines.asp#stockholder

My understanding is that the Policy generally provides that the Board will obtain prior stockholder approval of any stockholder rights plan, except under specifically prescribed limited circumstances, in which case the Board will submit the stockholder rights plan to stockholders for approval at the next stockholder meeting; and that the Policy also provides for the termination of a stockholder rights plan that is not approved by stockholders.

I believe that it would be undesirable, absent stockholder ratification, for the Board of Directors to decide (i) to amend, repeal or modify the Policy, or (ii) act inconsistently with the terms of the Policy. However, in my view, the default arrangements of existing state law do not provide sufficient constraints on such decisions. The proposed By-Law could in my view alleviate this concern by preventing such decisions when they are not supported by all the members of the Board of Directors.

I urge you to vote “yes” to support the adoption of this proposal.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO AMEND THE BY-LAWS RELATING TO THE STOCKHOLDER RIGHTS PLAN POLICY

[Board Response to be included in Definitive Proxy Statement]

Stockholder Proposals (Continued)

STOCKHOLDER PROPOSAL ON THE PROPOSAL TO REPORT ON HOST COUNTRY ENVIRONMENTAL LAWS
(Item 9 on the proxy form)

WHEREAS Chevron is “committed to excellence in everything” it does and aims “to be admired for world-class performance” in protecting people and the environment. (The Chevron Way)

Our company’s policy places the highest priority on the safety of its staff, community members and the environment where it operates. Corporate Policy 530 “commits Chevron to comply with the spirit and letter of all environmental, health and safety laws and regulations, regardless of the degree of enforcement.” (Chevron Business and Ethics Code)

However, our company operates in 180 countries including developing countries of Africa, Asia and Latin America where environmental regimes may be less protective of human health and the environment than in North American and European countries where Chevron operates.

Chevron CEO David O’Reilly has recognized the importance of our company’s relationships with oil producing nations in Africa and Latin America. (International Petroleum Finance, 03/09/05, “Chevron Chief Believes the Surplus is Over.”)

Notwithstanding Chevron’s efforts to comply with environmental laws and regulations in developing countries, our company has repeatedly been singled out for practices that allegedly have caused environmental damage and harmed the health and welfare of local communities.

•	Chevron is accused of polluting land and water resources in its ongoing operations in the Niger Delta. According to observers, these persistent environmental problems have fueled protests against our company and contributed to civil unrest. (Nigeria Ten Years On: Injustice and Violence Haunt the Oil Delta, 11/03/06,
http://web.amnesty.org/library/Index/ENGAFR440222005.)

•	In 2002, the Angolan government fined Chevron $2 million for oil spills from a pipeline that polluted beaches and damaged fishing in the Cabinda region. (BBC News, 07/01/02, “Angola Fines Chevron for Pollution.”
http://news.bbc.co.uk/1/hi/business/2077836.stm.)

•	Texaco is on trial in Ecuador for widespread contamination of Amazonian land and water resources in the 1970s (The New York Times, 10/20/05, “Rain Forest Jekyll and Hyde”)

•	Unocal’s pipeline operations in Burma contributed to the deforestation of the last primary tropical rainforest on mainland Asia, a recognized ‘biodiversity hot spot.’ (“Unocal-Total Oil Pipeline in Burma Threatens Indigenous People, Animals,” Environmental News Network, 4/27/02.)

In 2004, Chevron outlined its three strategic priorities for environmental strategy and improve as “defining world-class standards, measuring and communicating performance and demonstrating continual performance improvement” toward “our goal [of being] recognized and admired everywhere for having a record of environmental excellence.”
(http://www.chevron.com/cr_report/2005/priorities_progress_plans/env_management.)

RESOLVED: The shareholders request that the Board prepare a report by November 2007, prepared at reasonable cost and omitting proprietary information, on the policies and procedures that guide Chevron’s assessment of the adequacy of host country laws and regulations with respect to their adequacy to protect human health, the environment and our company’s reputation.

Supporting Statement

A commitment to abide by the highest environmental standards wherever Chevron operates would further our company’s goal of being recognized for environmental excellence, and enhance the measurement and reporting of our company’s environmental performance.

Stockholder Proposals (Continued)

YOUR BOARD’S RECOMMENDATION AGAINST THE PROPOSAL TO REPORT ON HOST COUNTRY ENVIRONMENTAL LAWS

[Board Response to be included in Definitive Proxy Statement]

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation

RESTATED
CERTIFICATE OF INCORPORATION
OF
CHEVRON CORPORATION

Chevron Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

1.	The Corporation was originally incorporated under the name Standard Oil Company of California. The date of filing of its original Certificate of Incorporation with the Secretary of State was January 27, 1926.

2.	~~This Restated Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors of the Corporation in accordance with the provisions of~~ Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware,~~. T~~this Restated Certificate of Incorporation of the Corporation ~~only~~ restates and integrates and ~~does not~~ further amends the provisions of the Corporation’s Restated Certificate of Incorporation. ~~as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.~~

3.	The text of the Restated Certificate of Incorporation as heretofore amended or supplemented is hereby restated to read as herein set forth in full:

ARTICLE I

The name of the corporation is Chevron Corporation.

ARTICLE II

The corporation’s registered office is located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware, 19808. The name of the corporation’s registered agent at such address is The Prentice-Hall Corporation System, Inc.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

1.	The total of shares of all classes of stock which the Corporation shall have authority to issue is four billion one hundred million (4,100,000,000), of which one hundred million (100,000,000) shares shall be Preferred Stock of the par value of one dollar ($1.00) per share, and four billion (4,000,000,000) shares shall be Common Stock of the par value of seventy-five cents ($0.75) per share.

The number of authorized shares of Common Stock and Preferred Stock may be increased or decreased (but not below the number of shares thereof outstanding) if the increase or decrease is approved by the holders of a majority of the shares of Common Stock, without the vote of the holders of the shares of Preferred Stock or any series thereof, unless any such Preferred Stock

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

holders are entitled to vote thereon pursuant to the provisions established by the Board of Directors in the resolution or resolutions providing for the issue of such Preferred Stock, and if such holders of such Preferred Stock are so entitled to vote thereon, then, except as may otherwise be set forth in this Restated Certificate of Incorporation, the only stockholder approval required shall be that of a majority of the combined voting power of the Common and Preferred Stock so entitled to vote.

2.	The Board of Directors is expressly authorized to provide for the issue, in one or more series, of all or any shares of the Preferred Stock and, in the resolution or resolutions providing for such issue, to establish for each such series

(a)	the number of its shares, which may thereafter (unless forbidden in the resolution or resolutions providing for such issue) be increased or decreased (but not below the number of shares of the series then outstanding) pursuant to a subsequent resolution of the Board of Directors,

(b)	the voting powers, full or limited, of the shares of such series, or that such shares shall have no voting powers, and

(c)	the designations, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof.

3.	In furtherance of the foregoing authority and not in limitation of it, the Board of Directors is expressly authorized, in the resolution or resolutions providing for the issue of a series of Preferred Stock,

(a)	to subject the shares of such series, without the consent of the holders of such shares, to being converted into or exchanged for shares of another class or classes of stock of the Corporation, or to being redeemed for cash, property or rights, including securities, all on such conditions and on such terms as may be stated in such resolution or resolutions, and

(b)	to make any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of the shares of the series dependent upon facts ascertainable outside this Restated Certificate of Incorporation.

4.	Whenever the Board of Directors shall have adopted a resolution or resolutions to provide for

(a)	the issue of a series of Preferred Stock,

(b)	a change in the number of authorized shares of a series of Preferred Stock, or

(c)	the elimination from this Restated Certificate of Incorporation of all references to a previously authorized series of Preferred Stock by stating that none of the authorized shares of a series of Preferred Stock are outstanding and that none will be issued, the officers of the Corporation shall cause a certificate, setting forth a copy of such resolution or resolutions and, if applicable, the number of shares of stock of such series, to be executed, acknowledged, filed and recorded, in order that the certificate may become effective in accordance with the provisions of the General Corporation Law of the State of Delaware, as from time to time amended. When any such certificate becomes effective, it shall have the effect of amending this Restated Certificate of Incorporation, and wherever such term is used in these Articles, it shall be deemed to include the effect of the provisions of any such certificate.

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

5.	As used in this Article IV, the term “Board of Directors” shall include, to the extent permitted by the General Corporation Law of the State of Delaware, any duly authorized committee of the Board of Directors.

6.	Holders of shares of Common Stock shall be entitled to receive such dividends or distributions as are lawfully declared on the Common Stock; to have notice of any authorized meeting of stockholders; to one vote for each share of Common Stock on all matters which are properly submitted to a vote of such stockholders; and, upon dissolution of the Corporation, to share ratably in the assets thereof that may be available for distribution after satisfaction of creditors and of the preferences, if any, of any shares of Preferred Stock.

7.	The Series A Participating Preferred Stock of the Corporation shall consist of the following:

(a)	Designation and Amount. The shares of the series of Preferred Stock shall be designated as “Series A Participating Preferred Stock,” $1.00 par value per share, and the number of shares constituting such series shall be five million. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of shares of Series A Participating Preferred Stock to a number less than that of the shares then outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

(b)	Dividends and Distributions.

(i)	Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Participating Preferred Stock with respect to dividends or distributions (except as provided in paragraph (f) below), the holders of shares of Series A Participating Preferred Stock, in preference to the holders of shares of Common Stock, par value $0.75 per share (the “Common Stock”), of the Corporation and any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, in an amount per share (rounded to the nearest cent) equal to the greater of (x) $25.00 or (y) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (except as provided in paragraph (f) below) other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the first issuance of any share or fraction of a share of Series A Participating Preferred Stock. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the amount to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event under the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(ii)	Other than with respect to a dividend on the Common Stock payable in shares of Common Stock, the Corporation shall declare a dividend or distribution on the Series A Participating Preferred Stock as provided in subparagraph (i) above at the same time as it declares a dividend or distribution on the Common Stock. The date or dates set for the payment of such dividend or distribution on the Series A Participating Preferred Stock and the record date or dates for the determination of entitlement to such dividend or distribution shall be the same date or dates as are set for the dividend or distribution on the Common Stock. On any such payment date, no dividend or distribution shall be paid on the Common Stock until the appropriate payment has been made on the Series A Participating Preferred Stock.

(iii)	Other than as set forth in this Section 2(b), no dividend or other distribution shall be paid on the Series A Participating Preferred Stock.

(c)	Voting Rights. The holders of shares of Series A Participating Preferred Stock shall have the following voting rights:

(i)	Subject to the provision for adjustment hereinafter set forth, each share of Series A Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock into a greater number of shares, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the number of votes per share to which holders of shares of Series A Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock outstanding immediately prior to such event.

(ii)	Except as otherwise provided herein or by law, the holders of shares of Series A Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

(iii) (A)	If at any time dividends on any Series A Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a “default period”) which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock (including holders of the Series A Participating Preferred Stock) with dividends in arrears in an amount equal to six (6) quarterly dividends

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

thereon, voting as a class, irrespective of series, shall have the right to elect two (2) Directors.

(B)	During any default period, such voting right of the holders of Series A Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (C) of this Section 7(c)(iii) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors, or if such right is exercised at an annual meeting, to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Participating Preferred Stock.

(C)	Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, a Vice Chairman of the Board or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this subparagraph (c)(iii)(C) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this subparagraph (c)(iii)(C), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

(D)	In any default period, the holders of Common Stock, and other classes of stock of the Corporation, if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in subparagraph (c)(iii)(B) of this Section 7) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (iii) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

(E)	Immediately upon the expiration of a default period (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in, or pursuant to, this Restated Certificate of Incorporation or By-Laws irrespective of any increase made pursuant to the provisions of subparagraph (c)(iii)(B) of this Section 7 (such number being subject, however, to change thereafter in any manner provided by law or in this Restated Certificate of Incorporation or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors, even though less than a quorum.

(iv)	~~Following the establishment of a Fairness Committee of the Board of Directors, pursuant to the provisions of Article VII of this Restated Certificate of Incorporation of the Corporation as in effect on the date hereof, no action requiring the approval of the holders of Common Stock pursuant to such provisions may be effected without the approval of the holders of a majority of the voting power of the aggregate outstanding shares of the Series A Participating Preferred Stock and the Common Stock.~~

~~(v)~~ 	Except as set forth herein, holders of Series A Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote on matters submitted to the stockholders of the Corporation as set forth herein) for taking any corporate action.

(d)	Certain Restrictions.

(i)	Whenever quarterly dividends or other dividends or distributions payable on the Series A Participating Preferred Stock as provided in Subsection (b) are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

(A)	declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock;

(B)	declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock except dividends paid ratably on the Series A Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

(C)	redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Participating Preferred Stock provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Participating Preferred Stock; or

(D)	purchase or otherwise acquire for consideration any shares of Series A Participating Preferred Stock or any shares of stock ranking on a parity with the Series A Participating Preferred Stock except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

(ii)	The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under subparagraph (i) of this Subsection (d), purchase or otherwise acquire such shares at such time and in such manner.

(e)	Reacquired Shares. Any shares of Series A Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

(f)	Liquidation, Dissolution or Winding Up.

(i)	Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Participating Preferred Stock shall have received per share, the greater of $1,000 or 1,000 times the payment made per share of Common Stock, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the “Series A Liquidation Preference”). Following the payment of the full amount of the

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the “Common Adjustment”) equal to the quotient obtained by dividing (A) the Series A Liquidation Preference by (B) 1,000 (as appropriately adjusted as set forth in subparagraph (iii) below to reflect such events as stock splits, stock dividends and recapitalization with respect to the Common Stock) (such number in clause (B), the “Adjustment Number”). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Participating Preferred Stock and Common Stock, respectively, holders of Series A Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

(ii)	In the event there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Participating Preferred Stock then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

(iii)	In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (A) declare any dividend on Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, or (C) combine the outstanding Common Stock into a smaller number of shares, by reclassification or otherwise, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

(g)	Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the first issuance of any share or fraction of a share of Series A Participating Preferred Stock (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event.

(h)	Redemption. The shares of Series A Participating Preferred Stock shall not be redeemable.

(i)	Ranking. The Series A Participating Preferred Stock shall rank junior to all other series of the Corporation’s Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

(j)	Amendment. This Restated Certificate of Incorporation and the By-Laws of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.

(k)	Fractional Shares. Series A Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder’s fractional shares, to exercise voting rights, receive dividends, participate in distributions and have the benefit of all other rights of holders of Series A Participating Preferred Stock.

ARTICLE V

The Corporation shall be entitled to treat the person in whose name any share is registered as the owner thereof, for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the corporation shall have notice thereof, save as expressly provided by the laws of the United States of America or of the State of Delaware.

ARTICLE VI

The Board of Directors is expressly authorized to make and alter the By-Laws of the Corporation, without any action on the part of the stockholders; but the By-Laws made by the Directors and the powers so conferred may be altered or repealed by the Directors or stockholders.

~~ARTICLE VII~~

~~1.~~ 	~~A Fairness Committee of the Board of Directors of the Corporation is hereby established during any period of the existence of a 10% Stockholder. The Fairness Committee shall have such powers and duties as may be set forth in this Certificate of Incorporation, and such additional powers and duties as may be established and set forth in the By-Laws of the Corporation or a resolution of the Board of Directors of the Corporation. Each Director of the Corporation who is not a 10% Stockholder and has served continuously since before any current establishment of the Fairness Committee, shall be a member of such committee; no other Director shall be a member of the committee unless chosen unanimously by the other members. The Fairness Committee shall act by a majority of its members, and shall establish such other rules of procedure as it sees fit to govern its actions; provided, however, that it shall have no power to take any action unless there are at least three members in agreement on such action. The Corporation shall pay all the reasonable expenses of the Fairness Committee, including the fees and expenses of persons (including former members of the~~

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

~~committee) hired to assist the committee or its members in their tasks, and expenses incurred by the members of the committee in the course of attending its meetings or otherwise carrying out its functions.~~

~~2.~~ 	~~It shall be the duty of the Fairness Committee to make a separate determination as to the fairness to the Corporation and all of its stockholders of transactions that are not in the ordinary course of the business of the Corporation. Such extraordinary transactions shall include:~~

~~(a) _ _~~	~~any liquidation or dissolution of the Corporation, or its merger or consolidation with or into any other corporation;~~

~~(b) _ _~~	~~any one or any series of sales, leases, exchanges, pledges, transfers or other dispositions of any substantial portion of the assets of the Corporation and its consolidated subsidiaries, taken as a whole;~~

~~(c) _ _~~	~~any substantial increase in the total debt of the Corporation and its consolidated subsidiaries, taken as a whole;~~

~~(d) _ _~~	~~any purchase or other acquisition of securities or other assets or liabilities from, or any loan of money or other assets to, or any guarantee of indebtedness or other obligations of, any 10% Stockholder; and~~

~~(e) _ _~~	~~any issuance, redemption, reclassification or other exchange or transfer (except the recordation of transfer) of securities of the Corporation or any of its subsidiaries, which, directly or indirectly, increases any 10% Stockholder’s relative voting power or other beneficial interest in the Corporation or any of its subsidiaries.~~

~~If the Fairness Committee does not determine it to be in the best interests of the Corporation and its stockholders for an extraordinary transaction to proceed without special ratification by the stockholders, then such ratification shall be a condition to any corporate act that would effect or facilitate such transaction. Such ratification shall require not less than the affirmative vote of either~~

~~(a) _ _~~	~~two-thirds of the outstanding shares of the Common Stock of the Corporation, or~~

~~(b) _ _~~	~~a majority of the outstanding shares of the Common Stock of the Corporation, and a majority of the outstanding shares of the Common Stock of the Corporation excluding any shares of which any 10% Stockholder is a beneficial owner.~~

~~Any determination by the Fairness Committee or ratification by the stockholders of the Corporation pursuant to the provisions of this paragraph 2 shall not affect any other requirements that applicable law, this Certificate of Incorporation, or the By-Laws of the Corporation may establish as conditions to particular corporate acts.~~

~~3.~~ 	~~For purposes of this Article VII:~~

~~(a) _ _~~	~~“10% Stockholder” shall mean any person who is a beneficial owner of securities of the Corporation aggregating at least ten percent of the voting power of the outstanding securities of the Corporation entitled to vote on the election of Directors.~~

~~(b) _ _~~	~~A person shall be deemed to be a “beneficial owner” of securities if the right, pursuant to an agreement or otherwise, to~~

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

~~(i) _ _~~	~~vote such securities,~~

~~(ii) _ _~~	~~receive dividends or interest declared thereon,~~

~~(iii) _ _~~	~~dispose or receive money or other property upon the sale or surrender thereof, whether at maturity or otherwise, or~~

~~(iv) _ _~~	~~acquire the beneficial ownership thereof, whether immediately, at the expiration of a term, or upon satisfaction of any condition,~~

~~is held or shared by~~

~~(i) _ _~~	~~such person,~~

~~(ii) _ _~~	~~anyone related to such person, or~~

~~(iii) _ _~~	~~anyone else with whom such person or any such related person has any agreement, arrangement or understanding (except to act solely as a holder of record, or as a broker for purchasing or selling securities) for the purpose of acquiring, holding, voting or disposing of securities of the Corporation.~~

~~Without limiting the generality of the foregoing, a person is also a “beneficial owner” of securities if such securities are listed or described in the text of, or a note to, any report on a Schedule 13-D or a Form 3 or 4 or any successor form or schedule which such person has on file with the Securities and Exchange Commission or a successor agency; and, notwithstanding any of the foregoing,~~

~~(i) _ _~~	~~a trustee under a qualified profit-sharing plan established by the Corporation is not a beneficial owner of securities in the trust if the trustee is not permitted to vote such securities other than in accordance with the direction of the beneficiaries of the trust, and~~

~~(ii) _ _~~	~~the holder of a revocable proxy to vote securities of the Corporation at a meeting of stockholders or with respect to a proposed action by written consent shall not be deemed a beneficial owner of such securities if such revocable proxy was solicited on the basis of information presented in a proxy statement conforming to the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, and such proxy holder possesses no other incident of beneficial ownership with respect to such securities.~~

~~(c) _ _~~	~~One is “related to” a person and is a “related person” to such person if one is~~

~~(i) _ _~~	~~the spouse of such person,~~

~~(ii) _ _~~	~~a relative of such person or such spouse sharing the home of such person,~~

~~(iii) _ _~~	~~a corporation, trust, estate, partnership, joint venture or other organization in which such person, spouse or relative is a director, officer, trustee, executor, partner, joint venturer or other executive or manager, or in which such person, spouse or relative has a substantial beneficial interest, or~~

~~(iv) _ _~~	~~a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, any of the foregoing.~~

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

~~4.~~ 	~~The Fairness Committee shall have the power to interpret and to determine the satisfaction of all the terms, provisions and requirements of this Article VII. If the Fairness Committee shall be unable to act, a majority of all present and former members of the Fairness Committee shall have the power to determine who is a 10% Stockholder, what transactions are extraordinary, and what percentage of the outstanding shares of the Common Stock of the Corporation that are not held by any 10% Stockholder have voted to ratify any extraordinary transaction.~~

~~5.~~ 	~~Nothing contained in this Article VII shall relieve any person from any fiduciary obligation otherwise imposed by law, or impose any fiduciary obligation not otherwise imposed by law on the Board of Directors of the Corporation or any committee or member thereof to approve any action or recommend its adoption or approval by the stockholders of the Corporation.~~

~~6.~~ 	~~Any proposal to amend or repeal any provision of this Article VII or any other proposal to amend this Certificate of Incorporation that is inconsistent with any provision set forth in this Article VII shall require not less than the affirmative vote of two-thirds of the outstanding shares of the Common Stock of the Corporation.~~

ARTICLE ~~VIII~~ VII

1.	Not less than thirty days’ prior notice of any meeting of stockholders and of any business to be conducted at such meeting, together with a proxy statement which

(a)	complies as to form and content with the requirements which have been established for proxy statements pursuant to the Securities Exchange Act of 1934, as amended, and

(b)	describes any action of stockholders to be taken at such meeting and the recommendations of the several Directors with respect thereto,

shall be given in writing by the Corporation to each stockholder entitled to vote at such meeting, and no business shall be conducted at such meeting except that which has been set forth in the notice of such meeting.

2.	Any action which may be taken by stockholders of the Corporation at an annual or special meeting and which requires the approval of at least a majority of

(a)	the voting power of the securities of the Corporation present at such meeting and entitled to vote on such action, or

(b)	the shares of the Common Stock of the Corporation present at such meeting,

may not be effected except at such an annual or special meeting by the vote required for the taking of such action.

3.	Any of the provisions of paragraph 1 or 2 of this Article VII~~I~~ may be waived by ~~the Fairness Committee, if one has been established by the provisions of Article VII of this Certificate of Incorporation, or, if no such Fairness Committee shall have been established, then by~~ the Board of Directors of the Corporation.

~~4.~~ 	~~Any proposal to amend or repeal any provision of this Article VIII or any other proposal to amend this Certificate of Incorporation that is inconsistent with any provision set forth in this Article VIII shall~~

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

~~require not less than the affirmative vote of two-thirds of the outstanding shares of the Common Stock of the Corporation.~~

ARTICLE ~~IX~~VIII

1.	A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) pursuant to section 174 of the Corporation Law; or (d) for any transaction from which the director derived an improper personal benefit.

2.	To the fullest extent authorized by the Corporation Law, the Corporation shall indemnify any Corporate Servant who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that such person was or is a Corporate Servant.

3.	In serving or continuing to serve the Corporation, a Corporate Servant is entitled to rely and shall be presumed to have relied on the rights granted pursuant to the foregoing provisions of this Article ~~IX~~VIII, which shall be enforceable as contract rights and inure to the benefit of the heirs, executors and administrators of the Corporate Servant; and no repeal or modification of the foregoing provisions of this Article ~~IX~~VIII shall adversely affect any right existing at the time of such repeal or modification.

4.	The Board of Directors is authorized, to the extent permitted by the Corporation Law, to cause the Corporation to pay expenses incurred by Corporate Servants in defending Proceedings and to purchase and maintain insurance on their behalf whether or not the corporation would have the power to indemnify them under the provisions of this Article ~~IX~~VIII or otherwise.

5.	Any right or privilege conferred by or pursuant to the provisions of this Article ~~IX~~VIII shall not be exclusive of any other rights to which any Corporate Servant may otherwise be entitled.

6.	As used in this Article ~~IX~~VIII:

(a)	“Corporate Servant” means any natural person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other organization or enterprise, nonprofit or otherwise, including an employee benefit plan;

(b)	“Corporation Law” means the General Corporation Law of the State of Delaware, as from time to time amended;

(c)	“indemnify” means to hold harmless against expenses (including attorneys’ fees), judgments, fines (including excise taxes assessed with respect to an employee benefit plan) and amounts paid in settlement actually and reasonably incurred by the Corporate Servant in connection with a Proceeding;

(d)	“Proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative; and

Appendix A: Restated Certificate of Incorporation
of Chevron Corporation (Continued)

(e)	“request of the Corporation” includes any written authorization by an officer of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by its duly authorized officer on this~~9th~~       day of April~~May~~     , 200~~5~~7.

Lydia I. Beebe
Corporate Secretary

Attn: Corporate Governance Department 6001 Bollinger Canyon Road San Ramon, CA 94583-2324	VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
If you would like to reduce the costs incurred by Chevron Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE — 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 25, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy form and return it in the postage-paid envelope we have provided or return it to Chevron Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

CHEVRON CORPORATION

Your Board recommends a vote FOR and, unless you vote “Against” or “Abstain”, your proxy holders (or, if applicable, fiduciaries) will vote FOR the election of the following Directors 1a through 1n:		For	Against	Abstain

1a.	S. H. Armacost	☐	☐	☐

1b.	L. F. Deily	☐	☐	☐

1c.	R. E. Denham	☐	☐	☐

1d.	R. J. Eaton	☐	☐	☐

1e.	S. Ginn	☐	☐	☐

1f.	F. G. Jenifer	☐	☐	☐

1g.	S. Nunn	☐	☐	☐

1h.	D. J. O’Reilly	☐	☐	☐

1i.	D. B. Rice	☐	☐	☐

1j.	P. J. Robertson	☐	☐	☐

1k.	K. W. Sharer	☐	☐	☐

1l.	C. R. Shoemate	☐	☐	☐

1m.	R. D. Sugar	☐	☐	☐

1n.	C. Ware	☐	☐	☐

Your Board recommends a vote FOR and, unless you vote “Against” or “Abstain”, your proxy holders (or, if applicable, fiduciaries) will vote FOR management proposals 2 and 3:		For	Against	Abstain

2.	Ratification of Independent Registered Public Accounting Firm	☐	☐	☐

3.	Proposal to amend Chevron’s Restated Certificate of Incorporation to Repeal the Supermajority Vote Provisions	☐	☐	☐

Your Board recommends a vote AGAINST and, unless you vote “For” or “Abstain”, your proxy holders (or, if applicable, fiduciaries) will vote AGAINST stockholder proposals 4, 5, 6, 7, 8 and 9:

4.	Adopt Policy and Report on Human Rights	☐	☐	☐

5.	Adopt Goals and Report on Greenhouse Gas Emissions	☐	☐	☐

6.	Adopt and Report on Animal Welfare Policy	☐	☐	☐

7.	Recommend Amendment to the By-Laws to Separate the CEO/Chairman Positions	☐	☐	☐

8.	Amend the By-Laws Regarding the Stockholder Rights Plan Policy	☐	☐	☐

9.	Report on Host Country Environmental Laws	☐	☐	☐

MEETING ATTENDANCE - Please indicate yes if you plan to attend this meeting.		☐	YES

(Signature [PLEASE SIGN ON LINE] Date)	(Signature [Joint Owners] Date)

Dear Stockholders:
The lower portion of this form is your proxy for Chevron Corporation’s 2007 Annual Meeting of Stockholders (the “Annual Meeting”). It is important that you vote the shares. You may vote via telephone, Internet or mail. If you wish to vote via telephone or Internet, instructions are printed on the reverse side of this form. If you wish to vote via mail, mark, sign, date and return the proxy (the reverse portion of this form) using the enclosed envelope.
The upper portion of this form is your Annual Meeting admission ticket. I invite you to attend the Annual Meeting at the Chevron Park Auditorium, 6001 Bollinger Canyon Road, San Ramon, California. Only stockholders are invited to attend the meeting. Please bring this ticket and some form of personal photo identification with you to the Annual Meeting. You will need a ticket to be admitted into the meeting.
Sincerely,

Lydia I. Beebe
Corporate Secretary
Annual Meeting of Stockholders

•	Meeting Date:	April 25, 2007
•	Meeting Time:	8:00 a.m., PDT (doors open at 7:30 a.m.)
•	Meeting Location:	Chevron Park Auditorium
6001 Bollinger Canyon Road
San Ramon, California 94583-2324
Note: Cameras, recording equipment, electronic devices, cell phones, etc. will not be allowed in the meeting, other than for Company purposes. A checkroom will be provided. For your protection, all briefcases, purses, packages, etc. will be subject to an inspection as you enter the meeting. We regret any inconvenience this may cause you.
(See reverse side for additional information.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CHEVRON CORPORATION
The undersigned stockholder of Chevron Corporation hereby appoints David J. O’Reilly, Charles A. James and Lydia I. Beebe, and each of them, proxy holders of the undersigned, each with the power of substitution, to represent and to vote all the shares of Chevron Corporation common stock held of record by the undersigned on March 12, 2007 at Chevron Corporation’s Annual Meeting of Stockholders, to be held on April 25, 2007, and any adjournment thereof. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in accordance with their discretion on such other matters as may properly come before the meeting and any adjournment thereof, including, without limitation, any proposal to adjourn the meeting to a later time and place for the purpose of soliciting additional proxies, unless the undersigned strikes out this sentence.
If shares of Chevron Corporation common stock are issued to or held for the account of the undersigned under employee plans and voting rights are attached to such shares (a “Voting Plan”), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Chevron Corporation common stock held in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at Chevron Corporation’s Annual Meeting of Stockholders and at any adjournments or postponements thereof, on all matters properly coming before the meeting, including but not limited to the matters set forth on the reverse side. If you have shares in an employee benefits plan and do not vote those shares, your trustee may or may not vote the shares in accordance with the terms of the plan. We encourage you to vote the shares. All votes must be received by the respective fiduciary by April 22, 2007 in order to be counted.
Your telephone or Internet vote authorizes the named proxy holders and/or the respective fiduciary to vote the shares in the same manner as if you marked, signed and returned your proxy form.
If you vote your proxy via telephone or Internet, you do not need to mail back your proxy form.
(Continued, and to be marked, dated and signed, on the reverse side)